Exhibit 3.1.56

CERTIFICATE OF INCORPORATION

OF

PREMIERE RADIO NETWORKS, INC.

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1. The name of the incorporation is PREMIERE RADIO NETWORKS, INC. (the “Corporation”).

2. The address of the Corporation’s registered office in the State of Delaware is c/o The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, in the City of Dover, Country of Kent, State of Delaware 19901. The name of the Corporation’s registered agent at such address is The Prentice-Hall Corporation System, Inc.

3. The nature of the business or purposes to be conducted or promoted of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

4. The total number of shares of capital stock which the Corporation shall have authority to issue is Twenty-Six Million (26,000,000), of which Seven Million (7,000,000) shares shall be Common Stock, $.01 par value per share, Fourteen Million (14,000,000) shares shall be Class A Common Stock $.01 par value per share, and Five Million (5,000,000) shall be Preferred Stock, $.01 par value per share.

Holders of Common Stock shall have the right to cast one vote for each share held of record and holders of Class A Common Stock shall have the right to cast one-tenth vote for each share held of record on all matters submitted to a vote of the holders of common stock. The common Stock and the Class A Common Stock shall vote together as a single class on all matters on which stockholders may vote, including the election of directors, except when class voting is required by applicable law.

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby expressly authorized to provide, by resolution or resolutions duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determining the following:

A. the designation of such series, the number of shares to constitute such series and the stated value if different from the par value thereof;

B. whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

C. the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of Preferred Stock;

D. whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

E. the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

F. whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and the manner in which any such retirement or sinking find shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;

G. whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of Preferred Stock or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

H. the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the common stock or shares of stock of any other class or any other series of Preferred Stock;

I. the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of Preferred Stock or of any other class; and

J. any other powers, preferences and relative participating, optional and other special rights, and any qualifications, limitations and restrictions, thereof.

The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.

5. The name and mailing address of the incorporator is as follows:

NAME	MAILING ADDRESS
Tania A. Raiche	c/o Baker & McKenzie
805 Third Avenue
New York, New York 10022

6. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the Corporation.

7. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

8. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a Majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

9. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

10. No director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and affirming, under penalties of perjury, that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 7th day of March, 1995.

/s/ Tania A. Raiche
Tania A. Raiche
Incorporator

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

PREMIERE RADIO NETWORKS, INC.

Premiere Radio Networks, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”) DOES HEREBY CERTIFY:

FIRST:	That at a meeting of the Board of Directors of the Corporation held on November 27, 1995, resolutions were duly adopted setting forth a proposed amendment of the Corporation’s certificate of Incorporation, declaring said amendment to be advisable and providing that the amendment be presented to the stockholders for consideration pursuant to Section 228 of the General Corporation Law of the State of Delaware. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that, Article 4 of the Company’s Certificate of Incorporation be amended and restated in its entirety as follows:

“4.	The total number of shares of capital stock which the Corporation shall have authority to issue is Thirty-Nine Million (39,000,000), of which Fourteen Million (14,000,000) shares shall be Common Stock, $.01 par value per share, Twenty Million (20,000,000) shares shall be Class A Common Stock, $.01 par value per share, and Five Million (5,000,000) shall be Preferred Stock, $.01 par value per share.

Holders of Common Stock shall have the right to cast ten votes for each share held of record and holders of Class A Common Stock shall the right to cast one vote for each share held of record on all matters submitted to a vote of the holders of common stock. The Common Stock and the Class A Common Stock shall vote together at a single class on all matters on which stockholders may vote, including the election of directors, except when class voting is required by applicable law.

Each share of Common Stock shall be convertible, at the election of the holder thereof, into one share of Class A Common Stock.

Holders of Class A Common Stock shall be entitled to the same rights, privileges and opportunities (other than voting rights) as holders of Common Stock in any merger, reorganization, recapitalization or similar transaction to which the Corporation is a party. The Corporation shall not support any tender offer or exchange offer which treats Class A Common Stock differently (except in respect of voting rights) from Common Stock.

The Preferred Stock may be issued from tine to time in one or more series. The Board of Directors of the Corporation is hereby expressly authorized to provide, by resolution or resolutions duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determining the following:

A.	the designation of such series, the number of shares to constitute such series and the stated value if different from the par value thereof;

B.	whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

C.	the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of Preferred Stock;

D.	whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

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E.	the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any dissolution of the assets, of the Corporation;

F.	whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and the manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;

G.	whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of Preferred Stock or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, or adjusting the same, and any other terms and conditions of conversion or exchange;

H.	the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the common stock or shares of stock of any other class or any other series of Preferred Stock.

I.	the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of Preferred Stock or of any other class; and

J.	any other powers, preferences and relative participating, optional and other special rights, and any qualifications, limitations and restrictions, thereof.

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The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times nay differ as to the dates from which dividends thereof shall be cumulative.”

SECOND:	That thereafter, the annual meeting of stockholders of the Corporation was duly called and held on August 13, 1996, upon notice in accordance with Section 222 of the General Corporation Law of the state of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD:	That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Premiere Radio Networks, Inc. has canned this certificate to be signed by Stephen C. Lehman, its President and Chief Executive Officer, and Daniel M. Yukelson, its Secretary, this      day of October, 1996.

PREMIERE RADIO NETWORKS, INC.

By:	/s/ Stephen C. Lehman
Stephen C. Lehman
President and Chief Executive Officer

ATTEST:	/s/ Daniel M. Yukelson
Daniel M. Yukelson
Secretary

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CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

PREMIERE RADIO NETWORKS, INC.

Premiere Radio Networks, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation’), DOES HEREBY CERTIFY:

The Amendment to the Corporation’s Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of §242 of the General Corporation Law of the State of Delaware and has been unanimously consented to in writing by the shareholders in accordance with §228 of the General Corporation Law of the State of Delaware.

RESOLVED, that Article 4 of the Corporation’s Certificate of Incorporation be amended and restated in its entirety as follows:

“4. The total number of shares of capital stock which the Corporation shall have authority to issue is Thirty Nine Thousand (39,000), of which Fourteen Thousand (14,000) shares shall be Common Stock, $.0l par value per share. Twenty Thousand (20,000) shares shall be Class A Common Stock, $.0l par value per share, and Five Thousand (5,000) shall be Preferred Stock, $.01 par value per share.

Holders of Common Stock shall have the right to cast ten votes for each share held of record and holders of Class A Common Stock shall have the right to cast one vote for each share held of record on all matters submitted to a vote of the holders of common stock. The Common Stock and Class A Common Stock shall vote together as a single class on all matters on which stockholders may vote, including the election of directors, except when class voting is required by applicable law.

Each share of Common Stock shall be convertible, at the election of the holder thereof, into one share of Class A Common Stock.

Holders of Class A Common Stock shall be entitled to the same rights, privileges and opportunities (other than voting rights) as holders of Common Stock in any merger, reorganization, recapitalization or similar transaction to which the Corporation is a party. The Corporation shall not support any tender offer or exchange offer which treats Class A Common Stock differently (except in respect of voting rights) from Common Stock.

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby expressly authorized to provide, by resolution or resolutions duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series. The authority of the Board of Directors which respect to each such series of Preferred Stock shall include, but not be limited to, determining the following:

A.	the designation of such series, the number of shares to constitute such series and the stated value, if different from the par value thereof;

B.	whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

C.	the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock or any other class or any other series of Preferred Stock;

D.	whether the shares of such series shall be subject to redemption by the Corporation, and if so, the times, prices and other conditions of such redemption;

E.	the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any dissolution of the assets, of the Corporation;

F.	whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and the manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;

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G.	whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series or Preferred Stock or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, or adjusting the same, and any other terms and conditions of conversion or exchange;

H.	the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the common stock or shares of stock of any other class or any other series of Preferred Stock;

I.	the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of Preferred Stock or of any other class; and

J.	any other powers, preferences and relative participating, optional and other special rights, and any qualifications, limitations and restrictions, thereof.

The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that such shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.”

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IN WITNESS WHEREOF, Premiere Radio Networks, Inc. has caused this certificate to be signed by Stephen C. Lehman, its President and Chief Executive Officer and Daniel M. Yukelson, its Secretary, this 30th day of December, 1997.

PREMIERE RADIO NETWORKS, INC.

By:	/s/ Stephen C. Lehman
Stephen C. Lehman
President and Chief Executive Officer

Attest:	/s/ Daniel M. Yukelson
Daniel M. Yukelson
Secretary

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CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

* * * * *

Premiere Radio Networks, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The present registered agent of the corporation is The Prentice-Hall Corporation Systems, Inc. and the present registered office of the corporation is in the country of New Castle.

The Board of Directors of Premiere Radio Networks, Inc. adopted the following resolution on the 4 th day of March, 1998.

Resolved, that the registered office of Premiere Radio Networks, Inc. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, Premiere Radio Networks, Inc. has caused this statement to be signed by Jon M. Berry, its Senior Vice President, this 9th day of March.

/s/ Jon M. Berry
Jon M. Berry, Senior Vice President

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERD AGENT

OF

PREMIERE RADIO NETWORKS, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is PREMIERE RADIO NETWORKS, INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on March 10, 2004.

/s/ Kenneth E. Wyker
Name:	Kenneth E. Wyker
Title:	Senior Vice President

DE BC D-COA CERTIFICATE OF CHANGE 09/100 (#163)